Pleasant Hill Commons

Kissimmee, Florida

EXHIBIT 10.2

ASSIGNMENT

This Assignment is made as of the 18th day of February, 2010 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) to and for the benefit of INLAND DIVERSIFIED KISSIMMEE PLEASANT HILL, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Buyer under that certain Purchase and Sale Contract dated December 21, 2009, as amended (the “Agreement”) by and between MCP Retail, LLC, a Florida limited liability company (“Seller”) and Assignor for the sale and purchase of the property commonly known as Pleasant Hill Commons, Kissimmee, Florida.

Assignor represents and warrants that it is the Buyer under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity.  By acceptance hereof, Assignee accepts the foregoing assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Buyer under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC.

an Illinois corporation

By: /s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

As Its: VP

ASSIGNEE:

INLAND DIVERSIFIED KISSIMMEE PLEASANT HILL, L.L.C., a Delaware limited liability company

By:   Inland Diversified Real Estate Trust, Inc., its sole member

By:     /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Its:     President